                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of April 1, 1997, by and between XENOTECH, INC. and XENOTECH RENTS, 7344-7348 Bellaire Avenue, North Hollywood, California 91605, both California corporations (collectively the "Seller"), RICHARD HART, 528 Erskine Drive, Pacific Palisades, California 90272, a California resident (the "Stockholder"), and BALLANTYNE OF OMAHA, INC., 4350 McKinley Street, Omaha, Nebraska 68112, a Delaware corporation (the "Buyer").

     WHEREAS, the parties hereto have entered into an Asset Purchase Agreement dated as of the 1st day of April, 1997 (the "Asset Purchase Agreement") wherein Seller has agreed to sell, and Buyer has agreed to buy, all of the operating assets of Seller; and

     WHEREAS, it is specifically provided that as an integral part of said transaction, an agreement not to compete would be set forth in a separate agreement between the parties, and that this Agreement is in fulfillment of the same.

     NOW, THEREFORE, for the consideration mentioned in the Asset Purchase Agreement, and in consideration of the purchase by Buyer of substantially all of the operating assets of Seller, which is in the business of the design, manufacture, marketing, distribution, lease and sale of lighting equipment, and in consideration of Two Hundred Fifty Thousand Dollars ($250,000) to be paid to Stockholder as hereinafter provided, the parties agree as follows, to wit:

     1. Seller and Stockholder jointly and severally agree that for a period of time beginning on April 1, 1997, and ending on a date which is three (3) years after the date of the termination of Stockholder's employment with the Buyer, or on April 1, 2002, whichever date shall be later, Seller and Stockholder, or either of them, shall not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or assist any other person, firm, or corporation as an employee or otherwise, in the ownership, management, operation or control, financial or otherwise, of any business or organization anywhere in the world which, directly or indirectly, competes with the lighting business of the Buyer or its affiliated or subsidiary companies; and Seller and Stockholder, or either of them, shall not, directly or indirectly, by themselves or through others, make, manufacture, assemble, sell, distribute or otherwise deal in lighting products similar to those manufactured, assembled, sold or distributed by Buyer. Stockholder hereby agrees that he shall not, as a director, an officer, and the sole stockholder of Seller, take any action which would cause the Seller to be in violation of any provision of this Agreement.

     2. Seller specifically acknowledges that the market for its lighting business is global and that the restrictions on competition herein contained are fair and reasonable.

     3. Seller and Stockholder specifically acknowledge that a breach by them or either of them of this Agreement would cause Buyer irreparable harm which could not be adequately compensated by monetary damages, and therefore, Seller and Stockholder expressly agree that Buyer shall be entitled to injunctive or other equitable relief from any court having jurisdiction of the parties to prevent a breach of this Agreement, and that said injunctive or other equitable relief shall be in addition to any and all other remedies which may be available to Buyer.

     4. As consideration for this Non-Competition Agreement, Buyer agrees to pay to Stockholder the total sum of Two Hundred Fifty Thousand Dollars ($250,000), payable in five (5) annual installments of Fifty Thousand Dollars ($50,000) each, the first such installment being due one year after the date hereof, such installments continuing on the same date each year until said total sum shall be paid in full. Payment of such installments shall be subject to the terms and conditions of an Escrow Agreement between the parties hereto, executed simultaneously herewith, the terms and conditions of which are incorporated herein by this reference.

     5. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law.)

     6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder, as a third-party beneficiary or otherwise.

     7. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.



XENOTECH, INC.                              XENOTECH RENTS
"Seller"                                    "Seller"



By /s/ Richard Hart                         By /s/ Richard Hart
   ----------------------------                ---------------------------
    Richard Hart, Its President                 Richard Hart, Its President






RICHARD HART                                BALLANTYNE OF OMAHA, INC.
"Stockholder"                               "Buyer"



/s/ Richard Hart                            By /s/ Ronald H. Echtenkamp
-------------------------------                ---------------------------
                                                Ronald H. Echtenkamp
                                                Vice Chairman



                                     -2-